EXHIBIT 23.1

                                 FORM OF CONSENT

AUDITOR'S CONSENT

The Board of Directors Amtech Systems:

We consent to the incorporation by reference in the registration statements on Form S-8 of Amtech Systems, Inc. of our report dated November 27, 2002, with respect to the consolidated balance sheet of Amtech Systems, Inc. as of September 30, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which report appears in the September 30, 2002, annual report on Form 10-K of Amtech Systems, Inc.

                                        /s/ KPMG LLP

Phoenix, Arizona
February 7, 2003